SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

COVALENT GROUP, INC.

(Name Of Registrant As Specified In Its Charter)

(Name Of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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COVALENT GROUP, INC.

One Glenhardie Corporate Center, Suite 100

1275 Drummers Lane

Wayne, PA 19087

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 3, 2003

To the Stockholders of

Covalent Group, Inc.:

The Annual Meeting of Stockholders (the “Meeting”) of Covalent Group, Inc. (the “Company”) will be held at the Wyndham Valley Forge Hotel, 888 Chesterbrook Boulevard, Wayne, PA 19087 on June 3, 2003, at 10:00 A.M. to consider proposals:

(1)	To elect five directors for the ensuing year;

(2)	To ratify the selection of Deloitte & Touche LLP as the Company’s independent public accountants for the year ending December 31, 2003; and

(3)	To transact any other business as may properly be brought before the Meeting.

Any action may be taken on the foregoing matters at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned.

The Board of Directors has fixed the close of business on April 29, 2003 as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company’s Common Stock at the close of business on that date will be entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof.

Your attention is directed to the accompanying Proxy Statement. A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2002 is enclosed herewith.

STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE ASKED TO VOTE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES.

By order of the Board of Directors

David Weitz,

Secretary

May 6, 2003

Wayne, Pennsylvania

COVALENT GROUP, INC.

One Glenhardie Corporate Center, Suite 100

1275 Drummers Lane

Wayne, PA 19087

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Covalent Group, Inc., a Delaware corporation (the “Company”), of proxies, in the enclosed form, for use in voting at the Annual Meeting of Stockholders (the “Meeting”) to be held on June 3, 2003 at 10:00 A.M. at the Wyndham Valley Forge Hotel, 888 Chesterbrook Boulevard, Wayne, PA 19087 and any adjournments or postponements thereof.

This Proxy Statement, the enclosed proxy card and the Company’s Annual Report to Stockholders for the year ended December 31, 2002, including financial statements, are being mailed on or about May 6, 2003 to stockholders entitled to vote at the meeting.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

Record Date; Voting Securities

Stockholders of record as of the close of business on April 29, 2003 (the “Record Date”) will be entitled to vote at the Meeting and any adjournment thereof. As of the Record Date, 12,664,583 shares of Common Stock of the Company were outstanding.

Voting and Solicitation

Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. Shares of Common Stock may not be voted cumulatively.

Votes cast by proxy or in person at the Meeting will be tabulated by the Inspector of Election (the “Inspector”) with the assistance of the Company’s transfer agent. The Inspector will also determine whether or not a quorum is present. Under the Company’s Bylaws, the holders of a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote at the Meeting shall constitute a quorum. Stockholders holding shares of capital stock of the Company who are present in person or represented by proxy (including stockholders who abstain from voting their shares or who do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will not be considered as present with respect to that matter.

The nominees for election as directors at the Meeting will be elected by a plurality of the votes cast with respect to the shares of Common Stock present in person or represented by proxy at the Meeting. As a result, abstentions and broker non-votes have no effect on the outcome of the vote. Votes that are withheld from a director nominee will be excluded entirely from the vote for such nominee. All other matters submitted to the stockholders will require the affirmative vote of a majority of the shares of capital stock having voting power present in person or represented by proxy at a duly held meeting, at which a quorum is present. Stockholders who abstain from voting as to a particular matter will not be counted as votes in favor of that matter. Accordingly, abstentions and broker non-votes will have the effect of a “NO” vote on any matter submitted to the stockholders.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting in accordance with the directions given. In voting by proxy in regard to the election of five Directors to serve until the 2004 Annual Meeting of Stockholders, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to other items to be voted upon, stockholders may vote in favor of the item or against the item or may abstain from voting. Stockholders should specify their choices on the enclosed proxy card. If no specific instructions are given with respect to the matters to be acted upon, and the proxy is returned properly executed, the shares represented by the proxy will be voted FOR all the nominees identified below under “Proposal 1—Election of Directors,” and FOR the ratification of the selection of accountants identified below under “Proposal 2—Ratification of Accountants.”

Other Matters

The Board does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Meeting. If any other matters come before the Meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 29, 2003, certain information with regard to beneficial ownership of outstanding shares of the Company’s Common Stock by (i) each director, nominee for election as director and Named Executive Officer (as defined in this Proxy Statement) individually, (ii) all executive officers and directors of the Company as a group, and (iii) each person known by the Company to beneficially own five percent or more of the outstanding shares of the Company’s Common Stock:

Name of Beneficial Owner(1)(2)	Number of Shares		Percentage of Outstanding Shares
Kenneth M. Borow, M.D.	1,600,000	(3)(4)	11.7%

Earl M. Collier, Jr.	50,000	(3)	*

Scott M. Jenkins	102,200	(3)	*

Thomas E. Hodapp	592,201	(3)	4.6%

Brian Dickson, M.D.	60,000	(3)	*

John D. Hall, MB., ChB.	38,500	(3)	*

Jorge A. Leon	46,000	(3)	*

Catherine G. Spear	33,000	(3)	*

All current executive officers and directors as a group (eight persons)	2,521,901	(3)	17.9%

Richard D. Propper, M.D. 4350 LaJolla Village Dr., Suite 970 San Diego, CA 92121	1,108,800	(5)(6)	8.7%

Hassan Nemazee 777 Park Avenue New York, NY 10021	1,033,010	(7)	8.2%

Houston Ventures, Inc. 720 Fifth Avenue New York, NY 10019	1,000,000	(8)	7.9%

*	Less than 1% of the outstanding Common Stock.
(1)	Unless otherwise noted, the Company believes that all persons have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
(2)	Unless otherwise noted, the address of such persons is: c/o Covalent Group, Inc., One Glenhardie Corporate Center, 1275 Drummers Lane, Wayne, PA 19087.
(3)	The amounts shown include shares of Common Stock which may be acquired currently or within 60 days of April 29, 2003 through the exercise of stock options, as follows: Dr. Borow—1,030,000 shares; Mr. Collier —50,000 shares; Mr. Jenkins—82,500 shares; Mr. Hodapp—82,500 shares; Dr. Dickson—60,000 shares; Dr. Hall—38,500 shares; Mr. Leon—40,000 shares; Ms. Spear—33,000 shares; and all executive officers and directors as a group—1,416,500 shares.
(4)	Includes 39,000 shares owned indirectly that are held by certain members of Dr. Borow’s immediate family and over which Dr. Borow has sole investment and voting power. Of the shares owned by Dr. Borow, 460,000 shares have been pledged as collateral for a promissory note to Richard D. Propper, M.D. payable in August 2005.
(5)	As per the Schedule 13D/A filed by Richard Proper on August 30, 2000.
(6)	Includes 58,600 shares with shared investment power and sole voting power.
(7)	As per the Schedule 13D/A filed by Hassan Nemazee on February 4, 2000, includes 500,000 shares of Common Stock owned by Houston Ventures, Inc. as to which Hassan Nemazee has joint power, as well as 33,010 shares held by Mr. Nemazee’s children.
(8)	As per the Schedule 13D/A filed by Houston Ventures, Inc. on February 4, 2000, includes beneficial ownership of 500,000 shares of Common Stock otherwise beneficially owned by Hassan Nemazee.

PROPOSAL 1—ELECTION OF DIRECTORS

Five directors are to be elected at the Meeting, each to serve until the next annual meeting and until his successor shall have been elected and qualified. Except for Mr. Leon, the nominees named below are presently members of the Board of Directors. In case any of the nominees should become unavailable for election, for any reason not presently known or contemplated, the persons named on the proxy card will have discretionary authority to vote pursuant to the proxy for a substitute, as may be nominated by the Board of Directors.

Name	Age	Director Since	Principal Occupation
Kenneth M. Borow, M.D.	55	1998	President and Chief Executive Officer of the Company

Earl M. Collier, Jr.	55	2002	Executive Vice President, Genzyme Corporation and President, Genzyme Biosurgery

Thomas E. Hodapp	43	2001	President, Access Capital Management

Scott M. Jenkins	48	2001	President of S.M. Jenkins & Co., General Partner, Jenkins Partners, L.P.

Jorge A. Leon	44	—	Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company

Kenneth M. Borow, M.D. has been President and Chief Executive Officer and a Director since 2000 and joined the Company in 1997 as Vice President of Operations and Chief Medical Officer. For the previous four years, Dr. Borow was Senior Director, Medical Research Associates Department, Merck Research Laboratories, where he directed clinical research operations for 163 different protocols, and developed a Merck-based contract group consisting of field monitors, data coordinators and statisticians. Previously, he was a Professor of Medicine and Pediatrics at the University of Chicago, and originator of a worldwide clinical research program in cardiac function which included investigative sites in the United States, United Kingdom, Norway, Israel and South Africa. Dr. Borow graduated from the Temple Medical School in 1974. Dr. Borow is a Harvard-trained Internist, Pediatrician, Adult Cardiologist and Pediatric Cardiologist.

Earl M. Collier, Jr. has been a Director since March 2002. Mr. Collier is currently Executive Vice President, Genzyme Corporation and President, Genzyme Biosurgery. Prior to joining Genzyme in 1997, Mr. Collier was President of Vitas Healthcare Corporation, the largest provider of hospice services in the United States. Previously, Mr. Collier was a partner with the Washington, D.C. based law firm of Hogan and Hartson. He also served as Deputy Administrator for the Health Care Financing Administration during the Carter Administration. Mr. Collier earned a B.A. at Yale University and a J.D. at the University of Virginia Law School.

Thomas E. Hodapp has been a Director since October 2001. He is currently President of Access Capital Management, a financial advisory and investment management firm providing financial and strategic advisory services to both private and leading healthcare service, information technology and life science companies. From 1992 to 1999, he was a Managing Director and Senior Healthcare Research Analyst at Robertson Stephens & Company, LLC, where he oversaw research for the managed care, practice management and healthcare information services industries. Previously, from 1988 to 1992, he was with Montgomery Medical Ventures, a $140 million venture capital partnership with private investments in approximately 40 early stage healthcare service, medical device and biotechnology companies. Mr. Hodapp currently maintains a number of board positions, including Proxymed, Inc., a publicly traded healthcare information technology company.

Scott M. Jenkins has been a Director since October 2001. He is currently President of S. M. Jenkins & Co., which he founded in 1991. S. M. Jenkins & Co. provides a wide range of financial and consulting services to private companies, wealthy family groups and a variety of businesses. In addition, Mr. Jenkins is the General Partner of Jenkins Partners, L.P., which has invested in many early stage, private and public companies. Prior to founding S. M. Jenkins & Co., Mr. Jenkins was with Goldman Sachs & Co., where he worked from 1984 until 1990 when he joined First Boston Corporation. Mr. Jenkins has also served in the not-for-profit healthcare sector as the Chair of the Board of Trustees of the Presbyterian Medical Center of Philadelphia Foundation, which is now part of the University of Pennsylvania Health System.

Jorge A. Leon has been Executive Vice President and Chief Financial Officer of the Company since June 2002 and Chief Operating Officer since May 2003. Previously, Mr. Leon worked for 20 years at Wachovia Bank (and predecessors), including as Executive Vice President responsible for risk management. Mr. Leon earned an MBA in Finance from the Wharton School of the University of Pennsylvania.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

ALL OF THE NOMINEES FOR DIRECTOR LISTED ABOVE

Director’s Remuneration

Non-employee directors receive $50,000 per year for their service as directors paid at the rate of $4,167 per month, and are reimbursed for reasonable expenses incurred in connection with attendance at meetings of the Board. In addition, if the number of Board meetings during the year exceeds eight, the non-employee directors will receive cash payments for each additional meeting ranging from $250 to $1,000, depending on the length of such additional meeting. Non-employee directors who are members of the Audit Committee receive an initial option grant to purchase 82,500 shares of Common Stock. All other non-employee directors receive an initial grant to purchase 60,000 shares of Common Stock. The option grant vests quarterly, with the first 25% vesting on the 90th day from the date such grant was made.

Meetings of the Board of Directors

The Board held four meetings during 2002. There was no director who, during the last full fiscal year, attended in person or by phone fewer than 75% of Board or committee meetings while such person was a director. Mr. Collier joined the Company’s Board in March 2002 and Dr. Dickson joined the Company’s Board in June 2002.

Committees of the Board

The Board has a Compensation Committee and an Audit Committee.

Compensation Committee.    The Compensation Committee reviews and approves salaries for corporate officers and reviews, approves and administers the Company’s stock option plans and grants thereunder. The Compensation Committee met one time during 2002. The Compensation Committee is presently composed of two non-employee directors, Earl M. Collier, Jr. and Scott M. Jenkins, both of whom were appointed to the Compensation Committee in March 2002.

Audit Committee.    The Audit Committee oversees the Company’s accounting, financial reporting process, internal controls and audits, and consults with management, the internal auditors and the independent public accountants on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the Audit Committee appoints, evaluates and retains the Company’s independent public accountants. It also maintains direct responsibility for the compensation, termination and oversight of the Company’s independent public accountants and evaluates the independent public accountants’ qualifications, performance and independence. The Audit Committee approves all services provided to the Company by the independent public accountants. The Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee Charter is set forth in Appendix A to this Proxy Statement. In 2002, the Audit Committee was composed of Thomas E. Hodapp and Scott M. Jenkins. Earl M Collier, Jr. was appointed to the Audit Committee in April, 2003. Each member of the Audit Committee is “independent” as defined in the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and applicable rules of The Nasdaq Stock Market. The Audit Committee met four times in 2002.

The following report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference. The following report shall not otherwise be deemed filed under such acts.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is currently composed of two non-employee directors, Thomas E. Hodapp and Scott M. Jenkins. The Board, in its business judgment, has determined that all members of the committee are “independent,” as required by applicable listing standards of the Nasdaq National Market. The Committee operates pursuant to a charter that was last amended and restated by the Board on April 11, 2003, a copy of which is attached to this Proxy Statement as Appendix A. The role of the Audit Committee is to assist the Board in its oversight of the Company’s financial reporting process. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements for the year ended December 31, 2002 with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent”.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to above and in the charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-KSB for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

THOMAS E. HODAPP, CHAIRMAN SCOTT M. JENKINS APRIL 11, 2003

Executive Officers

Executive officers serve at the discretion of the Board and serve until their successors have been duly elected and qualified or until their earlier resignation or removal. The executive officers of the Company as of May 1, 2003 were:

Name	Age	Position(s) Held With Company
Kenneth M. Borow, M.D.	55	President, Chief Executive Officer, Director
Jorge A. Leon	44	Executive Vice President, Chief Operating Officer, Chief Financial Officer
Brian Dickson, M.D.	52	Chief Medical Officer
John D. Hall, MB, ChB.	55	Vice President, Managing Director, International Clinical Operations

Kenneth M. Borow, M.D. has been President and Chief Executive Officer of the Company since January 2000. Please see “Election of Directors” on page 4 for a description of the biography of Dr. Borow.

Jorge A. Leon has been Executive Vice President and Chief Financial Officer of the Company since June 2002 and Chief Operating Officer since May 2003. Please see “Election of Directors” on page 5 for a description of the biography of Mr. Leon.

Brian Dickson, M.D. has been Chief Medical Officer of the Company since November 2001. Dr. Dickson also previously served as Chief Operating Officer from November 2001 until May 2003 and as a director of the Company from June 2002 until April 2003. Dr. Dickson has more than 23 years of pharmaceutical industry experience in Research and Development, including senior responsibilities at SmithKline & French, G.D. Searle Pharmaceuticals, Warner Lambert/Parke Davis Pharmaceuticals, and most recently Celltech plc. from July 1997 to November 2001, where he was Senior Vice President for Worldwide Clinical Development.

John D. Hall, MB., ChB. has been Vice President and Managing Director, International Clinical Operations for the Company since November 2000. Prior to joining the Company, Dr. Hall provided consultant services to Covalent Group, Inc., as well as major pharmaceutical companies and other clients. He has guided several premier European bio-pharmaceutical companies through Mutual Recognition Procedures for new chemical entities (NCEs). From 1987 to 1995, he was Medical Director for Glaxo UK and oversaw the launch of several products. From 1983 to 1987, he served as Deputy Medical Director for Lilly Industries UK LTD and was responsible for research, medical and commercial support for CNS, respiratory, and anti-infective products.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file initial reports of ownership and reports of change of ownership with the Securities and Exchange Commission (the “SEC”). Executive officers and directors are required by SEC regulations to furnish the

Company with copies of all Section 16(a) forms they file. Based solely upon a review of copies of reports furnished to the Company during the fiscal year ended December 31, 2002, all executive officers and directors were in compliance.

Executive Compensation

The following table sets forth the total compensation paid by the Company to the Chief Executive Officer and the four other most highly compensated individuals who served as executive officers in 2002 and were paid more than $100,000 in salary and bonus for 2002 (the “Named Executive Officers”).

				Long-term Compensation Shares Underlying Options (#)
		Annual Compensation			All Other Compensation
Name and Principal Position	Year	Salary	Bonus
Kenneth M. Borow, M.D.	2002	$262,500	—	—	—
President and Chief Executive Officer	2001	$261,458	$55,000	50,000	—
	2000	$248,301	—	500,000	$19,041	(1)

Brian Dickson, M.D.(2)	2002	$230,000	—	50,000	—
Chief Medical Officer	2001	$23,590	—	100,000	$20,000	(7)

Jorge A. Leon(3)	2002	$101,522	—	100,000	$20,000	(7)
Executive Vice President, Chief Operating Officer and Chief Financial Officer

John D. Hall, MB., ChB.(4)	2002	$216,418	—	—	$21,203	(5)
Vice President and Managing Director, International	2001	$199,783	$15,000	—	$20,324
Clinical Operations	2000	$33,687	—	55,000	$3,427

Catherine G. Spear(6)	2002	$143,663	—	—	—
Vice President, Strategic Marketing	2001	$135,000	$15,000	—	—
and Communications	2000	$15,923	—	55,000	—

(1)	In 1999, the Company’s former Chief Executive Officer transferred 12,307 shares of his stock to Dr. Borow. In 2000, the Company paid $19,041 to Dr. Borow to cover the taxes due on the transfer of shares.
(2)	Dr. Dickson commenced employment with the Company in November 2001, and served as Chief Operating Officer until May, 2003.
(3)	Mr. Leon commenced employment with the Company in June 2002.
(4)	Dr. Hall commenced employment with the Company in November 2000.
(5)	Includes Company contributions to a pension plan, $1,823 in 2000, $10,811 in 2001 and $11,278 in 2002, and payments for a car allowance, $1,604 in 2000, $9,513 in 2001 and $9,925 in 2002.
(6)	Ms. Spear commenced employment with the Company in November 2000 and has continued as an employee of the Company in 2003 as a non-executive officer.
(7)	Represents forgivable loans made by the Company to the named officer in connection with commencement of employment in November 2001 and June 2002, respectively, which are to be forgiven in equal amounts over a 24-month period following initiation of the loan.

Employment Agreements

We have entered into an employment agreement (the “Agreement”) with Dr. Borow, as of March 31, 2003. Pursuant to the Agreement, which has a term of three years expiring March 31, 2006, Dr. Borow will receive an annual base salary of $325,000, subject to increases in each subsequent year tied to increases in the consumer price index. In addition, the Company has paid to Dr. Borow the sum of $4,167 (which is the difference between the base salary actually paid for the period February 1, 2002 through January 21, 2003 and the base salary he would have been paid had his base salary been equal to $325,000). Pursuant to the Agreement, Dr. Borow is eligible to receive an annual bonus of up to 50% of his base salary, depending upon the Company’s attainment of its operating goals and his individual performance. Under certain circumstances relating to the termination of Dr. Borow’s employment, the Company may be obligated to pay Dr. Borow severance compensation for up to one year (at a rate equal to his then base salary) and, in such event, the Company also would be obligated to continue group health coverage for Dr. Borow for a period of one year and, to the extent not already vested, of all of Dr. Borow’s stock options would vest. In addition, if a “change in control” (as defined in the Agreement) occurs during the term of Dr. Borow’s employment (or within one year thereafter under certain circumstances), the Company would be obligated to pay Dr. Borow a change in control payment in an amount ranging from one to five times his then base salary, depending upon the growth in stockholder value as reflected by the trading price of the Company’s common stock (or, in certain circumstances, the amount of the consideration to be received by the stockholders in such transaction).

We do not have employment agreements with any other executive officers.

Option Grant Table

The following table provides information about grants of stock options made during 2002 to each of the Named Executive Officers.

	Individual Grants
Name	Number of Shares Underlying Options Granted(1)	Percentage of Total Options Granted to Employees	Exercise Price	Expiration Date
Kenneth M. Borow, M.D.	—	—	—	—
Brian Dickson, M.D.	50,000	12.7%	$4.39	4/02/07
Jorge A. Leon	100,000	25.4%	$3.90	6/03/07
John D. Hall, MB., ChB.	—	—	—	—
Catherine G. Spear	—	—	—	—

(1)	Each option has a term of five years from the date of grant and vests 20% on the date of grant with the remainder vesting ratably over a four-year period, beginning on the first anniversary of the date of grant.

Aggregated Fiscal Year-End Option Values

There were no option exercises by any of the Named Executive Officers during the twelve months ended December 31, 2002. The following table presents certain information with respect to the number and value at December 31, 2002, of options held by each of the Named Executive Officers. The value actually realized upon future option exercises by the Named Executive Officers will depend on the value of the Common Stock at the time of exercise.

	Number of Shares Underlying Unexercised Options		Values of Unexercised In-The-Money Options(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Kenneth M. Borow, M.D.	1,006,111	43,889	$1,099,500	$27,375
Brian Dickson, M.D.	50,000	100,000	$5,200	$7,800
Jorge A. Leon	20,000	80,000	—	—
John D. Hall, MB., ChB.	38,500	16,500	$13,475	$5,775
Catherine G. Spear	33,000	22,000	$28,050	$18,700

(1)	Based on the closing price of $2.85 of the Common Stock on the Nasdaq SmallCap Market on December 31, 2002, net of the exercise price.

Equity	Compensation Plan Information

The following table presents information, as of December 31, 2002, about the shares of Common Stock that may be issued upon exercise of options under the Company’s equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	2,404,272	$2.68	1,017,474	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	2,404,272	$2.68	1,017,474

(1)	Represents shares available for future issuance, as of December 31, 2002, under the Company’s 2002 Equity Incentive Plan and 1996 Stock Incentive Plan, as amended and restated.

PROPOSAL 2—RATIFICATION OF SELECTION OF

DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT

PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2003

Ratification of Independent Public Accountants:

Subject to stockholder ratification, the Audit Committee of the Board has approved the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the year ending December 31, 2003. One or more members of Deloitte & Touche LLP are expected to be present at the Meeting, and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees:

Audit fees billed to the Company by its public accountants, Deloitte & Touche LLP, during the Company’s 2002 fiscal year for review of the Company’s annual report on Form 10-KSB and its quarterly reports on Form 10-QSB, including the financial statements included in those reports, totaled $197,000.

Financial Information Systems Design and Implementation Fees:

The Company did not engage Deloitte & Touche LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2002.

All Other Fees:

Fees billed to the Company by Deloitte & Touche LLP during the Company’s 2002 fiscal year for all other non-audit services rendered to the Company, including tax related services, totaled $31,831. The Audit Committee has determined that the provision of the services described in this section are compatible with maintaining the independence of Deloitte & Touche LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE

RATIFICATION OF THE SELECTION OF THE INDEPENDENT PUBLIC ACCOUNTANTS

AS DESCRIBED IN PROPOSAL 2

Stockholder Proposals for 2004 Annual Meeting

Any stockholder proposal intended to be presented at the Company’s 2004 Annual Meeting of Stockholders must be received by the Company at its office in Wayne, Pennsylvania on or before January 16, 2004 in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such meeting.

With respect to stockholder proposals brought before the 2004 Annual Meeting of Stockholders that are not included in the Company’s proxy statement relating to such meeting, the Company may utilize discretionary authority conferred by proxy in voting on any such proposals if the stockholder does not give the Company notice of such matter by March 13, 2004.

Expenses of Solicitation

The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Meeting to beneficial owners of the Company’s Common Stock. The Company may conduct further solicitation personally, telephonically, by facsimile or via electronic mail through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

PLEASE DATE AND SIGN THE ENCLOSED PROXY THAT IS BEING SOLICITED BY THE BOARD OF DIRECTORS AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES.

By order of the Board of Directors

David Weitz,

Secretary

APPENDIX A

COVALENT GROUP, INC.

AUDIT COMMITTEE CHARTER

(Adopted April 11, 2003)

I.    PURPOSE

The Audit Committee’s primary function is to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee management’s conduct of the Corporation’s financial reporting process, including serving as an independent and objective party to monitor the Corporation’s financial reporting process and internal control systems, reviewing and appraising the audit efforts of the Corporation’s independent auditors, and providing an open avenue of communication among the independent auditors, financial and senior management, and the Board. The Audit Committee’s primary duties and responsibilities are to review: 1) the financial reports and other financial information provided by the Corporation to any governmental body or the public; 2) the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and 3) the Corporation’s accounting, financial and business reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures, and practices at all levels.

The Audit Committee does not plan or conduct audits, nor does it determine that the Corporation’s financial statements and disclosures are complete, accurate and in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations. These functions are the responsibility of management and the independent auditors.

In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Corporation and the power to retain, at the Corporation’s expense, outside counsel, independent auditors or other experts for this purpose. The independent auditors are ultimately accountable to, and the selection, evaluation and replacement of such auditors are the responsibility of, the Audit Committee.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter. However, in carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to assure to the directors and stockholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements.

II.    COMPOSITION

The Audit Committee shall be comprised of two or more directors as determined by the Board, each of whom shall (i) be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee, (ii) meet the independence requirements of Section 10A(m)(3) of the Securities and Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”), (iii) meet the independence and financial literacy requirements of the Nasdaq Stock Market, as modified or supplemented from time to time, and any other stock exchange or trading market on which the Corporation’s securities may be listed or approved for quotation. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices. Committee members should enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or third parties. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified, or until removal from the Audit Committee by the Board or until such member ceases to be a member of the Board or meet the independence or other membership requirements set forth in this Charter. Vacancies on the Audit Committee shall be filled by the Board, and any member of the Audit Committee may be removed by the action of a majority of the whole Board. Unless a Chairman of the Audit Committee is elected by the full Board, the members of the Audit Committee may designate a Chairman of the Audit Committee by majority vote of the full Committee Membership.

III.    COMPENSATION

Unless otherwise approved by the Board, members of the Audit Committee shall not receive any compensation from the Corporation other than Director fees (including equity-based awards), which may include amounts paid to Directors for service on committees and as chairs of committees of the Board.

IV.    MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business, or if the Audit Committee is composed of two members, one member present shall constitute a quorum. Minutes of each meeting of the Audit Committee should be recorded. Approval by a majority of the members present at a meeting at which a quorum is present shall constitute approval by the Audit Committee. The Audit Committee may also act by unanimous written consent without a meeting. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent auditors in separate sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee (or at least its Chairman) should meet with the independent auditors and management quarterly to review the Corporation’s financial statements and related materials consistent with IV.4. below. The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

V.    RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Audit Committee shall:

Charter Review

1.    Review and update this Charter periodically, at least annually, as conditions dictate.

Independent Auditors

2.    Have the sole authority to appoint or replace the independent auditors (subject, if applicable, to stockholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee.

3.    Review and determine the scope of independent auditing services in advance of the annual audit. The Committee shall preapprove all auditing services and permitted non-audit services to be performed for the Corporation by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. In connection with the services approved under this Paragraph, the Audit Committee shall also review and preapprove all fees and other terms of engagement, including the terms of any engagement letter or similar agreement with the independent auditors. The Chairman of the Audit Committee shall be authorized to execute any such engagement letter or agreement with the independent auditors, for and on behalf of the Corporation.

4.    Review and approve disclosures required to be included in the Corporation’s periodic reports filed under Section 13 of the Exchange Act with respect to approval of non-audit services.

5.    Review and discuss quarterly reviews from the independent auditors on:

a.    All critical accounting policies and practices to be used.

b.    All alternative disclosures and treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

c.    Other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

6.    Periodically consult with the independent auditors, without the presence of management, about internal controls and the completeness and accuracy of the Corporation’s financial statements.

7.    Discuss with the auditors their independence from management and the Corporation and the matters included in the written disclosures required by the Independence Standards Board of the Nasdaq stock market. At least annually, the Committee shall (1) review resumes of key partners and managers of the independent auditors in order to evaluate the experience and qualifications of those who perform services for the Corporation and (2) review a report by the independent auditors describing (a) the firm’s internal quality control procedures, (b) any material issues raised by the most recent internal quality control review or peer review, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, any steps taken to deal with any such issues, and (c) all relationships between the independent auditors and the Corporation.

8.    Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

9.    Recommend to the Board policies for the Corporation’s hiring of employees or former employees of the independent auditors who participated in any capacity in the audit of the Corporation.

Documents/Reports Review

10.    Review and discuss with management and the independent auditors the financial statements to be included in the Corporation’s Annual Report on Form 10-KSB, or 10-K, as applicable, prior to its filing, (or the annual report to stockholders if distributed prior to the filing of the Form 10-KSB or 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Audit Committee shall decide whether to recommend to management that the financial statements be included in the Form 10-KSB or 10-K, as applicable.

11.    Review with management and the independent auditors the Quarterly Reports on Form 10-QSB or 10-Q, as applicable, prior to its filing.

12.    Discuss with management the Corporation’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

13.    Discuss with management and the independent auditors the effect of regulatory and accounting initiatives on the Corporation’s financial statements. The Audit Committee shall review and discuss with management and the independent auditors such accounting policies (and changes therein) of the Corporation, including any financial reporting issues, which could have a material impact on the Corporation’s financial statements (including but not limited to the use of alternative GAAP methods and off-balance sheet structures), as are deemed appropriate for review by the Audit Committee prior to any interim or year-end filing with the SEC or other regulators.

14.    Discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.

15.    Prepare the report required by the rules of the SEC to be included in the Corporation’s annual proxy statement and any other SEC reports required by applicable securities laws or the rules of the Nasdaq stock market or any other stock exchange or trading market on which the Corporation’s securities may be listed or approved for quotation. Such report shall include a statement on whether the Audit Committee has recommended that the financial statements be included in the Form 10-KSB or 10-K, as applicable.

16.    Review disclosures made to the Audit Committee by the Corporation’s CEO and CFO, or the Corporation’s Disclosure Committee or any member thereof, during their certification process for the applicable Form 10-KSB or 10-K and Form 10-QSB or 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

17.    Review any relevant financial reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

Financial Reporting Processes

18.    In consultation with the independent auditors, review the integrity of the Corporation’s financial reporting processes, both the processes within the Corporation and those related to financial reporting provided by the Corporation to any governmental authorities and the public.

19.    Consider the independent auditors’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

20.    Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent auditors or management.

Process Improvement and Business Controls

21.    Establish regular and separate guidelines for reporting to the Audit Committee by each of management and the independent auditors regarding any significant judgments made in management’s preparation of the financial statements, and the view of each as to appropriateness of such judgments.

22.    Following completion of the annual audit and quarterly reviews, review separately with each of management and the independent auditors any significant difficulties encountered during the course of the audit or review, including any restrictions on the scope of work or access to required information.

23.    Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

24.    Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

25.    Establish regular and separate guidelines for reporting to the Audit Committee by management and the independent auditors regarding controls and operations of the Corporation’s business units with particular emphasis on risk and profitability.

26.    Adopt procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Ethical and Legal Compliance

27.    Review management’s monitoring of the Corporation’s compliance with the Corporation’s Code of Ethical Conduct, and ensure that management has the appropriate systems in place to ensure that Corporation’s financial statements, reports, and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

28.    Review and approve in advance all of the Corporation’s related-party transactions.

29.    Meet, as appropriate, with the Corporation’s outside counsel, to review legal and regulatory matters, if any, that could have a material impact on the Corporation’s financial statements.

30.    Review with the Corporation’s counsel, legal compliance matters, including corporate securities trading policies.

31.    Review with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

32.    Perform any other activities consistent with this Charter, the Corporation’s Bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

VI.    REPORTING RESPONSIBILITY

The minutes of the Audit Committee reflecting, among other things, all actions taken by the Audit Committee, shall be distributed to the Board as soon as practicable following each meeting of the Audit Committee.

In addition, matters within the responsibility of the Audit Committee may be discussed by the full Board from time to time during the course of the year.

PROXY CARD—COVALENT GROUP, INC. 2003 ANNUAL MEETING

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kenneth M. Borow and Jorge A. Leon, and each of them, as proxies with full power of substitution, to vote all of the shares of Covalent Group, Inc. that the undersigned is entitled to vote at the 2003 Annual Meeting of Covalent Group, Inc. (the “Company”) to be held on June 3, 2003, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as follows:

☒  Please mark your votes as in this example.

1. Election	of Directors:

	FOR	WITHHELD

Kenneth M. Borow, M.D.	☐	☐

Earl M. Collier, Jr.	☐	☐

Thomas E. Hodapp	☐	☐

Scott M. Jenkins	☐	☐

Jorge A. Leon	☐	☐

☐  FOR all nominees listed except as marked to the contrary below:

☐  WITHHOLD all nominees.

	FOR	AGAINST	ABSTAIN

2. Proposal to ratify the selection of Deloitte & Touche LLP to serve as the Company’s independent public accountants for the fiscal year ending December 31, 2003.	☐	☐	☐

(Please date and sign on reverse side)

YOUR PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, YOUR PROXY WILL BE VOTED FOR THE FIVE NOMINEES FOR ELECTION AS DIRECTORS AND FOR PROPOSAL 2.

A majority of the proxy agents present and acting in person, or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO ALL OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Receipt of the Company’s 2002 Annual Report and the Notice of the 2003 Annual Meeting and Proxy Statement relating thereto is hereby acknowledged.

Date: , 2003

Signature (s)

Please sign your name exactly as it appears hereon, indicating any official position or representative capacity. If Shares are registered in more than one name, all owners must sign.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED

POSTAGE PAID ENVELOPE.